Exhibit 23.1








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2005 (Successor Company) relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and our report dated March 10, 2004 (Predecessor Company) relating to the consolidated financial statements which appear in Conseco, Inc's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our reports dated March 14, 2005 (Successor Company) and March 10, 2004 (Predecessor Company) relating to the financial statement schedules, which appear in Conseco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP


Indianapolis, Indiana

November 7, 2005